Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement of Troika Media Group, Inc. and Subsidiaries on Form S-8 (File no. 333-262623) of our report dated September 28, 2022 with respect to the consolidated financial statements of Troika Media Group, Inc. and Subsidiaries as of June 30, 2022 and 2021 and for each of the years in the two-year period ended June 30, 2022 included in this Annual Report on Form 10-K.

/s/ RBSM LLP

Las Vegas, NV
September 28, 2022